SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    ________



Date of report (Date of earliest event reported) August 28, 2001



                              GLOBAL NETWORK, INC.
               (Exact Name of Registrant as Specified in Charter)



         Nevada                      000-27185                   88-0367123
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(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)


575 Madison Avenue, 10th Floor, New York, New York                 10022
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (212) 605-0431
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Item 5.  Other Events and Regulation FD Disclosure.

     On March 1, 2001, Arnold Behrman and John F. Grant executed Separation and Share Repurchase Agreements (the "Agreements") with us pursuant to which we would purchase, in monthly installments, an aggregate of 3,270,000 shares of our common stock, and would redeem, as of March 1, 2001, 400,000 shares of our common stock. Under the terms of the Agreements, Messrs. Behrman and Grant were each be entitled to retain 100,000 shares of our common stock (the "Remaining Shares"). After we had repurchased or redeemed 350,000 shares from Mr. Behrman and 500,000 shares from Mr. Grant, various disputes arose between us and Messrs. Behrman and Grant regarding the Agreements that led to litigation in federal court and before the American Arbitration Association. On August 23, 2001, we entered into a global settlement agreement, including mutual releases of all claims held by the parties, with each of Messrs. Behrman and Grant pursuant to which we repurchased 2,820,000 shares held by them for an aggregate purchase price of $122,650 and Messrs. Behrman and Grant surrendered the Remaining Shares to us.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GLOBAL NETWORK, INC.


Date:    August 28, 2001
                                  By:     James C. Mason
                                  Title:  Chief Executive Officer, President and
                                          Treasurer